March 3, 1995




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:  Hibernia Corporation
     Current Report on Form 8-K
     Commission File No. 1-10294

Dear Sirs:

        Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

        Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

        Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                                Very truly yours,


                                /s/ PATRICIA C. MERINGER
                                Patricia C. Meringer
                                Secretary and Associate Counsel

PCM/gbp
Enclosures

cc:  Joseph Lomnicky
     Ron E. Samford, Jr.
     Stephen D. M. Schuetz




                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                             FORM 8-K
                          CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) March 2, 1995
                                                 March 1, 1995




                         Hibernia Corporation
          (Exact name of issuer as specified in its charter)




 Louisiana                        1-10294               72-0724532
(State or other                 (Commission             (IRS Employer
jurisdiction of                 File Number)            Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5332



Item 5.         Other Events.

        On March 1, 1995, the Registrant announced that it had reached an agreement with plaintiff's counsel to settle a class action suit against it. The settlement, which is subject to court approval, would have no income statement impact on the Registrant.


                             EXHIBIT INDEX

Exhibit                                                               Page
Number                  Description                                   Number

28.23                   News Release issued by the Registrant
                        on March 1, 1995                                3

                               SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HIBERNIA CORPORATION
                                        (Registrant)


Date:  March 2, 1995                    By:/s/ RONALD E. SAMFORD, JR.
                                           Ronald E. Samford, Jr.
                                           Chief Accounting Officer



                                              EXHIBIT 28.23

                                              NEWS RELEASE
                                          HIBERNIA CORPORATION

For Additional Information:                                     For Release:

                                                                IMMEDIATE
                                                                March 1, 1995


MEDIA INQUIRIES:
Jim Lestelle, Manager
Corporate Communications
Office:  (504) 533-5482
Home:  (504) 488-8826

INVESTOR INQUIRIES:
Linda Meche, Manager
Finance & Investor Relations
Office:  (504) 533-2180
Home:  (504) 832-3604

         HIBERNIA AGREES TO SETTLE CLASS-ACTION SHAREHOLDER SUIT

        NEW ORLEANS - Hibernia Corporation announced today that it has agreed to settle a pending class-action shareholders' lawsuit, Gila Feinberg et al v. Hibernia Corporation, brought in 1990 on behalf of purchasers of Hibernia stock between March 19, 1990 and July 31, 1991.

        The company will pay, subject to court approval, up to $20 million in cash on a claims-made basis, plus administrative costs (up to $200,000) and interest during the period the claims are processed. Insurance coverage and previously established reserves will cover the cost of the settlement, and thus there will be no adverse impact on the company's earnings.

        "Although we deny liability for the claims alleged in the lawsuit, the settlement is reasonable in light of the uncertainties of litigation and significant management time and legal expense that would be required to further contest it," said Stephen A. Hansel, president and chief executive officer. "This removes the last of major problems that surfaced at Hibernia in the early '90s and allows us to focus more attention on improving results for shareholders and strengthening Hibernia's franchise."

        Affected shareholders will receive information from the settlement agent on how to file claims sometime after court approval is obtained.

        Hibernia has $6.3 billion in assets and 130 banking locations. Pending mergers, which are subject to approvals, would increase assets to $6.8 billion and 162 locations serving 22 parishes and 55 cities in Louisiana. These markets represent approximately three-fourths of the state's population. It would be either first, second or third in deposit market share in 17 of these parishes.

        The company's common stock (HIB) is listed on the New York
Stock Exchange.